UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 19, 2003

BRANTLEY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	000-21251	34-1838462
(State or other	(Commission File	(I.R.S. Employer
jurisdiction	Number)	Identification No.)
of incorporation)

3201 Enterprise Parkway
Suite 350
Cleveland, OH 44122

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (216) 464-8400

Item 5. Other Events

     On March 19, 2003, Brantley Capital Corporation (the “Company”), Robert P. Pinkas, Benjamin F. Bryan, James P. Oliver and Phillip Goldstein entered into the attached Memorandum of Understanding with respect to Goldstein v. Brantley Capital Corp. et al. , a civil action pending in the United States District Court for the Northern District of Ohio (1: 02CV1903). The Memorandum of Understanding will be implemented subject to applicable provisions of the Investment Company Act of 1940.

Item 7. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

99.1 Memorandum of Understanding dated March 19, 2003 by and between Brantley Capital Corporation, Robert P. Pinkas, James P. Oliver, Benjamin F. Bryan and Phillip Goldstein.

99.2 Press Release dated March 20, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2003	BRANTLEY CAPITAL CORPORATION

	By:	/s/ Tab A. Keplinger

Tab A. Keplinger
Vice President and
Chief Financial Officer

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